

<ARTICLE>                     5
<LEGEND>
     This schedule  contains summary  financial  information  extracted from the unaudited  consolidated fiancial statements at February 28, 1997 and for the six month perid ended February 28, 1997 is qualified in its entirety by reference to such financial statements.  Earnings per  share information has been restated to conform with the requirements of SFAS No. 128, Earnings Per Share.
</LEGEND>
<CIK>                         0001003934
<NAME>                        Unidigital Inc.
<MULTIPLIER>                                   1
<CURRENCY>                                     U.S. Dollars

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                             AUG-31-1997
<PERIOD-START>                                SEP-01-1996
<PERIOD-END>                                  FEB-28-1997
<EXCHANGE-RATE>                                         1
<CASH>                                          2,458,704
<SECURITIES>                                            0
<RECEIVABLES>                                   5,555,531
<ALLOWANCES>                                      233,058
<INVENTORY>                                             0
<CURRENT-ASSETS>                                9,567,703
<PP&E>                                         12,719,714
<DEPRECIATION>                                  2,903,946
<TOTAL-ASSETS>                                 20,389,012
<CURRENT-LIABILITIES>                           7,217,102
<BONDS>                                                 0
<PREFERRED-MANDATORY>                                   0
<PREFERRED>                                             0
<COMMON>                                           31,978
<OTHER-SE>                                      8,086,486
<TOTAL-LIABILITY-AND-EQUITY>                   20,389,012
<SALES>                                        10,493,635
<TOTAL-REVENUES>                               10,571,811
<CGS>                                           5,385,626
<TOTAL-COSTS>                                   5,385,626
<OTHER-EXPENSES>                                3,744,364
<LOSS-PROVISION>                                   10,112
<INTEREST-EXPENSE>                                298,739
<INCOME-PRETAX>                                 1,058,523
<INCOME-TAX>                                      353,216
<INCOME-CONTINUING>                               705,307
<DISCONTINUED>                                          0
<EXTRAORDINARY>                                         0
<CHANGES>                                               0
<NET-INCOME>                                      705,307
<EPS-PRIMARY>                                        0.22<F1>
<EPS-DILUTED>                                        0.22<F2>

<F1> Represents  basic  earnings  per share in  accordance  with SAFAS No.  128,
     Earnings Per Share.
<F2> Represents  diluted  earnigns  per share in  accordance  with SFAS No. 128,
     Earnings Per Share.

